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                                                                 Exhibit 99(a)
ACORD          CERTIFICATE OF INSURANCE                  ISSUE DATE (MM/DD/YY)
PRODUCER                          5093                      / /     6-JUN-1994
Willis Corroon Corporation of Northern Ohio, Inc.
1700 Bond Court Building
1300 East Ninth Street
Cleveland   OH  44114-1503
(216) 861-9100
Contact: Linda M. Dowdy

INSURED
Pioneer Standard Electronics, Inc.
4800 East 131st Street
Cleveland   OH  44105

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES
NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

                         COMPANIES AFFORDING COVERAGE
COMPANY
LETTER   A      Federal Insurance Company

COMPANY
LETTER   B      Any person who, with intent to defraud or
                knowing that he is faclitating a fraud against an
COMPANY         insurer, submits an application or files a claim
LETTER   C      containing a false or deceptive statement is
                guilty of insurance fraud.
COMPANY
LETTER   D

COMPANY
LETTER   E

COVERAGES
THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD
INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS
CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS,
EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.
CO        TYPE OF INSURANCE      POLICY NUMBER       POLICY EFFECTIVE       POLICY EXPIRATION                LIMITS
LTR                                                  DATE (MM/DD/YY)        DATE (MM/DD/YY)
- - - ------------------------------------------------------------------------------------------------------------------------------------
    GENERAL LIABILITY                                                                             GENERAL AGGREGATE             $
                                                                                                  PRODUCTS-COMP/OP AGG.         $
    / / COMMERCIAL GENERAL LIABILITY                                                              PERSONAL & ADV. INJURY        $
    ///  / / CLAIMS MADE    / / OCCUR.                                                            EACH OCCURENCE                $
    / / OWNER'S & CONTRACTOR'S PROT.                                                              FIRE DAMAGE (Any one fire)    $
    / / _____________________________                                                             MED. EXPENSE (Any one person) $
- - - ------------------------------------------------------------------------------------------------------------------------------------
    AUTOMOBILE LIABILITY                                                                          COMBINED SINGLE LIMIT         $

    / / ANY AUTO                                                                                  BODILY INJURY (Per person)    $
    / / ALL OWNED AUTOS
    / / SCHEDULED AUTOS                                                                           BODILY INJURY (Per accident)  $
    / / HIRED AUTOS
    / / NON-OWNED AUTOS                                                                           PROPERTY DAMAGE               $
    / / GARAGE LIABILITY
    / /
- - - ------------------------------------------------------------------------------------------------------------------------------------
    EXCESS LIABILITY                                                                              EACH OCCURENCE                 $
   / / UMBRELLA FORM                                                                              AGGREGATE                      $
   / / OTHER THAN UMBRELLA FORM                                                                  //////////////////////////////////
- - - ------------------------------------------------------------------------------------------------------------------------------------
      WORKER'S COMPENSATION                                                                       / / STATUTORY LIMITS        ////
              AND                                                                                 EACH ACCIDENT                  $
      EMPLOYER'S LIABILITY                                                                        DISEASE-POLICY LIMIT           $
                                                                                                  DISEASE-EACH EMPLOYEE          $
- - - ------------------------------------------------------------------------------------------------------------------------------------
    OTHER                                                                                         Directors & Officers Liab.
A   Executive Risk                 8102-64-55F          01-NOV-1993          01-NOV-1994          $10,000,000. Each Loss
                                                                                                  $10,000,000. Ea. Policy Year
- - - ------------------------------------------------------------------------------------------------------------------------------------
    DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS
    Deductible - $250,000. Insured Organization
- - - ------------------------------------------------------------------------------------------------------------------------------------
    CERTIFICATE HOLDER                                     CANCELLATION
                                                           SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE
                                                           EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL ENDEAVOR TO MAIL 30
                                                           DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT
                                                           FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF
                                                           ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESNETATIVES.
                                                           _________________________________________________________________________
                                                           AUTHORIZED REPRESENTATIVE Willis Corroon Corp. of N. Ohio
                                                           By:  /s/ Linda Dowdy
    ACORD 25-S (7/90)                                                                                  (C) ACORD CORPORATION 1990
- - - ------------------------------------------------------------------------------------------------------------------------------------
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